Exhibit 99.1
CVR Energy Reports First Quarter Results
SUGAR LAND, Texas (May 9, 2011) — CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of a nitrogen fertilizer products manufacturer, today reported first quarter 2011 net income of $45.8 million, or 52 cents per fully diluted share, on net sales of $1,167.3 million.
In the first quarter 2010, the company reported a net loss of $12.4 million, or a loss of 14 cents per fully diluted share, on net sales of $894.5 million.
The first quarter EPS was directly impacted by a $7.2 million or 8 cents per share after tax realized loss associated with derivative activities in connection with the company’s purchase of Canadian crude oil. These losses were directly related the company’s start up activity on the TransCanada pipeline which began in late 2010. Such losses are not expected to occur in the future, and the benefit of these lower cost barrels are expected to be recognized in cost of products sold in the second quarter.
“We are very pleased with this quarter’s results, particularly since January was impacted by an FCC outage that limited our earnings in our petroleum segment,” said Jack Lipinski, CVR Energy’s chief executive officer. “In a rising margin environment in February and March, we generated 93 percent of our reported petroleum segment income.
“In addition, we unlocked value at CVR Energy through the public offering of our fertilizer business as a master limited partnership. Common units in the partnership began trading on the New York Stock Exchange on April 8 under the ticker UAN.
“Looking forward, fundamentals for both the petroleum and fertilizer segments remain strong,” he said, “and given our midcontinent location, we are optimistic about our future results.”
Consolidated adjusted net income for the quarter in 2011 was $49.5 million, or 56 cents per diluted share, compared to a loss of $15.6 million or a loss of 18 cents per diluted share, for the same quarter in 2010.
Significant adjustments to net income in the first quarter of 2011 included a $13.2 million favorable impact from FIFO accounting, net of taxes, compared to a $9.4 million favorable impact from FIFO accounting, net of taxes, in the first quarter of 2010. Share-based compensation expense, net of taxes, in the first quarter 2011, was $13.8 million compared to share-based compensation expense, net of taxes, in the first quarter 2010 of $5.9 million.
Cash and cash equivalents at the end of the first quarter 2011 were $165.9 million compared to $37.5 million of cash and cash equivalents available at the end of the first quarter a year earlier.
Petroleum Business
The petroleum business reported first quarter 2011 operating income of $105.7 million, and adjusted EBITDA of $91.7 million (see footnote 11 on attached tables), on net sales of $1,111.3 million, compared to an operating loss in the same quarter a year earlier of $7.1 million, and a negative adjusted EBITDA of $4.4 million, on net sales of $856.7 million. The results for the first quarter of 2011 reflect a favorable impact from first-in, first-out (FIFO) accounting practices of $21.9 million compared with a favorable FIFO impact of $15.7 million in the first quarter of 2010.
Reflecting the FCC outage in January, first quarter 2011 throughput of crude oil and all other feedstocks and blendstocks totaled 105,557 barrels per day (bpd), compared to 113,120 bpd total throughput for the same period in 2010. Crude oil throughput for the first quarter 2011 averaged 98,684 bpd per day compared with 105,140 bpd for the same period in 2010.
Refining margin per crude oil throughput barrel was $20.38 in the first quarter 2011, an increase from $6.10 per crude oil throughput barrel during the same period in 2010. Gross profit per crude oil throughput barrel was $13.36 in the first quarter 2011, up from 34 cents per crude oil throughput barrel during the same period in 2010.
Direct operating expense per barrel sold, exclusive of depreciation and amortization, for the first quarter 2011 was $4.88, as compared to $3.63 per barrel sold in the first quarter 2010. This increase was largely attributable to the cat cracker outage.
Nitrogen Fertilizers Business
The nitrogen fertilizer operations reported first quarter 2011 operating income of $16.8 million, and adjusted EBITDA of $25.9 million, on net sales of $57.4 million, compared to operating income of $3.0 million, and adjusted EBITDA of $8.8 million, on net sales of $38.3 million during the equivalent period in 2010.
For the first quarter 2011, average realized plant gate prices for ammonia and UAN were $564 per ton and $207 per ton respectively, compared to $282 per ton and $167 per ton respectively for the equivalent period in 2010.
Nitrogen Fertilizers produced 105,300 tons of ammonia during the first quarter of 2011, of which 35,200 net tons were available for sale while the rest was upgraded to 170,600 tons of more highly valued UAN. In the 2010 first quarter, the plant produced 105,100 tons of ammonia with 38,200 net tons available for sale and the remainder upgraded to 163,800 tons of UAN.
# # #

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2010, and other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, Oklahoma, western Missouri and southwest Nebraska; and an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com

CVR Energy, Inc.
The following tables summarize the financial data and key operating statistics for CVR Energy and our two operating segments for the three months ended March 31, 2011 and 2010. Select balance sheet data is as of March 31, 2011 and December 31, 2010. The summary financial data for our two operating segments does not include certain selling, general and administrative expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended
	March 31,
	2011	2010
	(in millions, except share data)
	(unaudited)
Consolidated Statement of Operations Data:
Net sales	$1,167.3	$894.5
Cost of product sold*	936.8	802.9
Direct operating expenses*	68.3	60.6
Insurance recovery — business interruption	(2.9)	—
Selling, general and administrative expenses*	33.4	21.3
Net costs associated with flood	0.1	—
Depreciation and amortization	22.0	21.3

Operating income (loss)	$109.6	$(11.6)
Interest expense and other financing costs	(13.2)	(9.9)
Gain (loss) on derivatives, net	(22.1)	1.5
Loss on extinguishment of debt	(1.9)	(0.5)
Other income, net	0.5	0.4

Income (loss) before income tax expense (benefit)	$72.9	$(20.1)
Income tax expense (benefit)	27.1	(7.7)

Net income (loss)	$45.8	$(12.4)

* Amounts shown are exclusive of depreciation and amortization.

Basic earnings (loss) per share	$0.53	$(0.14)
Diluted earnings (loss) per share	$0.52	$(0.14)
Weighted average common shares outstanding
Basic	86,413,781	86,329,237
Diluted	87,783,857	86,329,237

	As of March 31,	As of December 31,
	2011	2010
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$165.9	$200.0
Working capital	402.2	333.6
Total assets	1,892.0	1,740.2
Total debt, including current portion	470.6	477.0
Total CVR stockholders’ equity	743.2	689.6

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Other Financial Data:
Cash flows provided by (used in) operating activities	$(16.0)	$43.4
Cash flows used in investing activities	(7.1)	(11.4)
Cash flows used in financing activities	(11.1)	(31.4)

Net cash flow	$(34.2)	$0.6

	Three Months Ended
	March 31,
	2011	2010
	(in millions except per share data)
	(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income (loss) to Adjusted Net Income (loss):

Net Income (loss)	$45.8	$(12.4)
Adjustments:
FIFO impact (favorable) unfavorable, net of taxes (1)	(13.2)	(9.4)
Share-based compensation, net of taxes (2)	13.8	5.9
Loss on extinguishment of debt, net of taxes (3)	1.2	0.3
Major scheduled turnaround expense, net of taxes (4)	1.9	—

Adjusted net income (loss) (5)	$49.5	$(15.6)

Adjusted net income (loss) per diluted share	$0.56	$(0.18)

	Three Months Ended
	March 31,
	2011	2010
	(in millions, except operating statistics)
	(unaudited)
Petroleum Business Financial Results:
Net sales	$1,111.3	$856.7

Cost of product sold*	930.3	799.0

Direct operating expenses* (6)(7)	45.3	38.4
Net costs associated with flood	0.1	—
Depreciation and amortization	16.9	16.1

Gross profit (8)	$118.7	$3.2
Plus direct operating expenses*	45.3	38.4
Plus net costs associated with flood	0.1	—
Plus depreciation and amortization	16.9	16.1

Refining margin (9)	$181.0	$57.7
FIFO impact (favorable) unfavorable (1)	(21.9)	(15.7)

Refining margin adjusted for FIFO impact (10)	$159.1	$42.0

Operating income (loss)	$105.7	$(7.1)

Adjusted Petroleum EBITDA (11)	$91.7	$(4.4)

Petroleum Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin (9)	$20.38	$6.10
FIFO impact (favorable) unfavorable (1)	(2.47)	(1.66)
Refining margin adjusted for FIFO impact (10)	17.91	4.44
Gross profit (8)	13.36	0.34
Direct operating expenses* (6)	5.10	4.06
Direct operating expenses per barrel sold* (7)	4.88	3.63
Barrels sold (barrels per day) (7)	103,200	117,556

*	Amounts shown are exclusive of depreciation and amortization

	Three Months Ended
	March 31,
	2011		2010
	(unaudited)
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	79,924	75.7%	84,867	75.0%
Light/medium sour	599	0.6%	7,527	6.6%
Heavy sour	18,161	17.2%	12,746	11.3%

Total crude oil throughput	98,684	93.5%	105,140	92.9%
All other feedstocks and blendstocks	6,873	6.5%	7,980	7.1%

Total throughput	105,557	100.0%	113,120	100.0%

Production:
Gasoline	49,610	46.9%	59,036	51.6%
Distillate	42,876	40.6%	45,234	39.5%
Other (excluding internally produced fuel)	13,200	12.5%	10,184	8.9%

Total refining production (excluding internally produced fuel)	105,686	100.0%	114,454	100.0%

Product price (dollars per gallon):
Gasoline	$2.65		$2.04
Distillate	$2.90		$2.05

Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$94.60		$78.88
Crude Oil Differentials:
WTI less WTS (light/medium sour)	4.10		1.89
WTI less WCS (heavy sour)	21.95		10.47
NYMEX Crack Spreads:
Gasoline	18.03		9.72
Heating Oil	23.94		7.24
NYMEX 2-1-1 Crack Spread	20.99		8.48
PADD II Group 3 Basis:
Gasoline	(2.05)		(2.73)
Ultra Low Sulfur Diesel	1.15		(0.36)
PADD II Group 3 Product Crack:
Gasoline	15.98		6.99
Ultra Low Sulfur Diesel	25.10		6.88
PADD II Group 3 2-1-1	20.54		6.93

	Three Months Ended
	March 31,
	2011	2010
	(in millions, except as noted)
	(unaudited)
Nitrogen Fertilizer Business Financial Results:

Net sales	$57.4	$38.3

Cost of product sold*	7.5	5.0

Direct operating expenses*	23.0	22.2
Insurance recovery — business interruption	(2.9)	—
Net cost associated with flood	—	—
Depreciation and amortization	4.6	4.7

Operating income	$16.8	$3.0

Adjusted Nitrogen Fertilizer EBITDA (11)	$25.9	$8.8

Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (12)	105.3	105.1
Ammonia (net available for sale) (12)	35.2	38.2
UAN	170.6	163.8

Petroleum coke consumed (thousand tons)	124.1	117.7
Petroleum coke (cost per ton)	$15	$14

Sales (thousand tons):
Ammonia	27.3	31.2
UAN	179.3	155.8

Total sales	206.6	187.0

Product pricing (plant gate) (dollars per ton) (13):
Ammonia	$564	$282
UAN	$207	$167

On-stream factors (14):
Gasification	100.0%	96.0%
Ammonia	96.7%	94.2%
UAN	93.2%	90.6%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$4.8	$3.5
Hydrogen revenue	—	—
Sales net plant gate	52.6	34.8

Total net sales	$57.4	$38.3

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$4.20	$4.99
Ammonia — Southern Plains (dollars per ton)	$605	$330
UAN — Mid Cornbelt (dollars per ton)	$349	$245

*	Amounts shown are exclusive of depreciation and amortization

(1)	First-in, first-out (“FIFO”) is the Company’s basis for determining inventory value on a Generally Accepted Accounting Principles (“GAAP”) basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the FIFO impact per crude oil throughput barrel, we utilize the total dollar figures for the FIFO impact and divide by the number of crude oil throughput barrels for the period. Below is the gross and tax affected FIFO impact for the applicable periods:

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Petroleum:

FIFO impact (favorable) unfavorable	$(21.9)	$(15.7)
Income tax expense of FIFO	8.7	6.3

FIFO impact (favorable) unfavorable, net of taxes	$(13.2)	$(9.4)

(2)	The Company has two classifications for share-based compensation awards. Phantom Unit Plan awards are accounted for as liability based awards. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“ASC 718”), the expense associated with these awards is based on the current fair value of the awards. These awards are remeasured at each reporting date until the awards are settled in their entirety. Override unit awards are accounted for as equity-classified awards using the guidance for non-employee awards prescribed by FASB Topic ASC 323 (“ASC 323”). ASC 323 includes guidance for the proper accounting by an investor for stock-based compensation granted to employees of an equity method investee. In addition, guidance set forth in FASB Topic ASC 505, provides the treatment related to accounting for equity investments that are issued other than to employees for acquiring, or in conjunction with selling goods or services. In accordance with that guidance, the expense associated with these awards is based on the current fair value of the awards. These awards are remeasured at each reporting date until the awards are vested (when the performance commitment is reached). The value of all of these awards can fluctuate significantly between periods. Non-vested common stock awards are accounted for as equity-classified awards using the guidance provided by ASC 718. Non-vested common stock awards upon issuance typically vest over a three year period. Non-vested shares, when granted, are valued at the closing market price of CVR’s common stock on the date of issuance and amortized to compensation expense on a straight-line basis over the vesting period of the award. The compensation expense associated with our Phantom Unit Plan, override units and non-vested common stock awards is recorded in direct operating expenses, selling, general and administration expenses and other income. Below is a breakdown of the expense by Statement of Operations caption and by business segment.

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Share-based compensation recorded in direct operating expenses:
Petroleum	$0.8	$0.1
Nitrogen	0.3	0.2
Corporate	—	—

	$1.1	$0.3

Share-based compensation recorded in selling, general and administrative expenses:
Petroleum	$5.8	$2.0
Nitrogen	4.3	0.9
Corporate	8.0	4.1

	$18.1	$7.0

Share-based compensation recorded in other income	(0.1)	—

Total share-based compensation	$19.1	$7.3
Income tax benefit of share-based compensation	(5.3)	(1.4)

Share-based compensation, net of taxes	$13.8	$5.9

(3)	In February 2011, the Company entered into an asset-backed revolving credit facility (“ABL credit facility”) and concurrently terminated its first priority credit facility. In connection with the terminated first priority credit facility, the Company recorded a loss on extinguishment of debt of approximately $1.9 million of previously deferred financing costs. In January 2010, we made a voluntary unscheduled principal payment of $20.0 million on our tranche D term loans. In addition, we made a second voluntary unscheduled principal payment of $5.0 million in February 2010. In connection with these voluntary prepayments, we paid a 2.0% premium totaling $0.5 million to the lenders of our first priority credit facility. Below is the gross and tax affected loss on extinguishment of debt for the applicable periods:

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)

Loss on extinguishment of debt	$1.9	$0.5
Income tax benefit of loss on extinguishment of debt	(0.7)	(0.2)

Loss on extinguishment of debt, net of taxes	$1.2	$0.3

(4)	Represents expenses associated with a major scheduled turnaround for the refinery.

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Major schedule turnaround expense	$3.1	$—
Income tax benefit of turnaround expense	(1.2)	—

Major scheduled turnaround expense, net of taxes	$1.9	$—

(5)	Adjusted net income results from adjusting net income for items that the Company believes are needed in order to evaluate results in a more comparative analysis from period to period. For the three months ended March 31, 2011 and 2010, these items included, on an after tax basis, the Company’s impact of the accounting for its inventory under FIFO, loss on extinguishment of debt, share-based compensation and major scheduled turnaround expenses. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(6)	Direct operating expense is presented on a per crude oil throughput basis. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of crude oil throughput barrels for the period to derive the metric.

(7)	Direct operating expense is presented on a per barrel sold basis. Barrels sold are derived from the barrels produced and shipped from the refinery. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of barrels sold for the period to derive the metric.

(8)	In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(9)	Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(10)	Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(11)	Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, depreciation and amortization and other income (expense). Adjusted EBITDA by operating segment results from operating income by segment adjusted for items that we believe are needed in order to evaluate results in a more comparative analysis from period to period. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA by operating segment provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three months ended March 31, 2011 and 2010:

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Petroleum:
Petroleum operating income (loss)	$105.7	$(7.1)
FIFO impacts (favorable), unfavorable	(21.9)	(15.7)
Share-based compensation	6.6	2.1
Major scheduled turnaround expenses	3.1	—
Realized gain (loss) on derivatives, net	(18.8)	0.1
Depreciation and amortization	16.9	16.1
Other income (expense)	0.1	0.1

Adjusted Petroleum EBITDA	$91.7	$(4.4)

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$16.8	$3.0
Share-based compensation	4.6	1.1
Major scheduled turnaround expenses	—	—
Depreciation and amortization	4.6	4.7
Other income (expense)	(0.1)	—

Adjusted Nitrogen Fertilizer EBITDA	$25.9	$8.8

(12)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(13)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(14)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period.
Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.